Exhibit 99.1

MSCI Inc. Reports Third Quarter 2011 Financial Results

New York – November 2, 2011 – MSCI Inc. (NYSE: MSCI), a leading global provider of investment decision support tools, including indices, portfolio risk and performance analytics and corporate governance services, today announced results for the third quarter and nine months ended September 30, 2011. For comparative purposes, selected pro forma results are also presented, as if MSCI had acquired RiskMetrics Group, Inc. (“RiskMetrics”) on December 1, 2009. In December 2010, MSCI changed its fiscal year end from November 30 to December 31, effective with fiscal year 2011.

(Note: Percentage changes are referenced to the comparable fiscal period in fiscal year 2010, unless otherwise noted.)

•	Operating revenues increased 11.0% to $225.0 million in third quarter 2011 and 50.1% to $674.8 million for nine months 2011. Compared to pro forma 2010, nine months 2011 revenues rose 11.9%.

•	Net income increased 382.5% to $49.8 million in third quarter 2011 and 108.3% to $129.0 million for nine months 2011. Pro forma net income increased 59.9% to $129.0 million for nine months 2011.

•

Adjusted EBITDA (defined below) grew by 18.9% to $103.6 million in third quarter 2011 and 51.3% to $315.1 million in nine months 2011. Compared to pro forma 2010, nine months 2011 Adjusted EBITDA grew by 22.5%. The Adjusted EBITDA margin was 46.0% in third quarter 2011 and 46.7% for nine months 2011.

•	Diluted EPS for third quarter 2011 rose 400.0% to $0.40 and 90.9% to $1.05 for nine months 2011.

•	Third quarter 2011 Adjusted EPS (defined below) rose 48.5% to $0.49. Nine months 2011 Adjusted EPS rose 36.3% to $1.39.

Henry A. Fernandez, Chairman and CEO, said, “We reported double digit revenue and Adjusted EBITDA growth in the third quarter of 2011. During the quarter, MSCI’s revenues grew 11% and our Adjusted EBITDA grew 19%.

While the weakness in global financial markets during the third quarter did have an impact on our asset-based fees, our subscription run rate continued to expand. We believe our growth is underpinned by long-term trends, including the globalization of investing, the growing popularity of passive investments, the increased need to measure, manage and report risk and, increasingly, the integration of corporate governance concerns into the investment process,” added Mr. Fernandez.

Table 1: MSCI Inc. Selected Financial Information (unaudited)

	Three Months Ended		Change from	Nine Months Ended		Change from
	September 30,	August 31,	August 31,	September 30,	August 31,	August 31,
In thousands, except per share data	2011	2010	2010	2011	2010	2010
Operating revenues	$225,026	$202,733	11.0%	$674,807	$449,583	50.1%
Operating expenses	142,781	161,284	-11.5%	434,442	314,180	38.3%
Net income	49,787	10,319	382.5%	128,968	61,904	108.3%
% Margin	22.1%	5.1%		19.1%	13.8%
Diluted EPS	$0.40	$0.08	400.0%	$1.05	$0.55	90.9%
Adjusted EPS[1]	$0.49	$0.33	48.5%	1.39	1.02	36.3%
Adjusted EBITDA[2]	$103,624	$87,118	18.9%	$315,093	$208,202	51.3%
% Margin	46.0%	43.0%		46.7%	46.3%

[1]

Per share net income before after-tax impact of amortization of intangibles, non-recurring stock-based compensation, restructuring costs, third party transaction expenses associated with the acquisition of RiskMetrics and debt repayment expenses. See Table 15 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS” and information about the use of non-GAAP financial information provided under “Notes Regarding the Use of Non-GAAP Financial Measures.”

[2]

Net Income before interest income, interest expense, other expense (income), provision for income taxes, depreciation, amortization, non-recurring stock-based compensation, restructuring costs, and third party transaction expenses associated with the acquisition of RiskMetrics. See Table 13 titled “Reconciliation of Adjusted EBITDA to Net Income” and information about the use of non-GAAP financial information provided under “Notes Regarding the Use of Non-GAAP Financial Measures.”

Summary of Results for Third Quarter 2011 compared to Third Quarter 2010

Operating Revenues – See Table 4

Total operating revenues for the three months ended September 30, 2011 (third quarter 2011) increased $22.3 million, or 11.0%, to $225.0 million compared to $202.7 million for the three months ended August 31, 2010 (third quarter 2010). Total subscription revenues rose $12.4 million, or 7.2%, to $183.7 million while asset-based fees increased $9.9 million, or 39.4%, to $35.0 million. Non-recurring revenues were essentially flat at $6.3 million.

By segment, Performance and Risk revenues rose $23.8 million, or 13.8%, to $196.2 million. The Performance and Risk segment is comprised of index and ESG (defined below) products, risk management analytics, portfolio management analytics, and energy and commodity analytics. Revenues for the Governance segment declined $1.5 million, or 5.0%, to $28.8 million.

Index and ESG products: Our index and ESG products primarily consist of index subscriptions, equity index asset-based fee products and environmental, social and governance (“ESG”) products. Revenues related to index and ESG products increased $17.2 million, or 20.4%, to $101.3 million. Index and ESG subscription revenue grew by $7.3 million, or 12.4%, to $66.3 million as double digit growth in benchmark product revenues were supplemented by strong growth in revenues from the sale of derivative licenses. Also included in the index and ESG revenues were $2.2 million of non-recurring revenues, which fell from $2.4 million in third quarter 2010.

Revenues attributable to equity index asset-based fees rose $9.9 million, or 39.4%, to $35.0 million. The increase in asset-based fees was driven primarily by an increase in assets under management in exchange traded funds (“ETFs”) linked to MSCI indices.

The quarterly average value of assets in ETFs linked to MSCI equity indices increased 30.6% to $329.1 billion for third quarter 2011 compared to $252.0 billion for the three months ended August 31, 2010. As of September 30, 2011, the value of assets in ETFs linked to MSCI equity indices was $290.1 billion, representing an increase of 12.1% from $258.7 billion as of August 31, 2010 but a decline of $70.4 billion, or 19.5%, from $360.5 billion as of June 30, 2011. We estimate that the $70.4 billion sequential decrease in third quarter 2011 was substantially attributable to net asset depreciation.

The three MSCI indices with the largest amount of ETF assets linked to them as of September 30, 2011 were the MSCI Emerging Markets, EAFE (an index of stocks in developed markets outside North America) and US Broad Market indices. The assets linked to these indices were $81.8 billion, $42.4 billion, and $17.0 billion, respectively, at the end of the quarter.

Risk management analytics: Our risk management analytics products offer a consistent risk and performance assessment framework for managing and monitoring investments in a variety of asset classes and are based on our proprietary integrated fundamental multi-factor risk models, value-at-risk methodologies, performance attribution, and asset valuation models. Driven by strong growth in revenues from BarraOne and hedge fund risk reporting, revenues related to risk management analytics increased $7.3 million, or 13.3%, to $61.9 million. Excluding the impact of the acquisition of Measurisk in third quarter 2010, organic growth was 8.6%.

Portfolio management analytics: Our portfolio management analytics products consist of analytics tools for equity and fixed income portfolio management. Revenues related to portfolio management analytics decreased by $0.2 million, or 0.5%, to $30.3 million.

Energy and commodity analytics: Our energy and commodity analytics products consist of software applications that help users value and model physical assets and derivatives across a number of market segments that include energy and commodity assets. Revenues from energy and commodity analytics products declined by $0.5 million, or 15.0%, to $2.8 million.

Governance: Our governance products consist of corporate governance products and services, including proxy research, recommendation and voting services for asset owners and asset managers as well as governance advisory and compensation services for corporations. It also includes forensic accounting research as well as class action monitoring and claims filing services to aid institutional investors in the recovery of funds from securities litigation. Governance revenues declined $1.5 million, or 5.0%, to $28.8 million in third quarter 2011. Non-recurring Governance revenues declined $0.5 million to $2.7 million.

Operating Expenses – See Table 6

Total operating expense decreased $18.5 million, or 11.5%, to $142.8 million in third quarter 2011 compared to third quarter 2010. The third quarter 2010 included $20.6 million of costs related to transaction expenses and restructuring costs related to the RiskMetrics acquisition. MSCI’s operating expenses benefited from the reversal of $1.0 million of previously accrued restructuring reserves relating to the RiskMetrics acquisition in the third quarter 2011.

Compensation costs: Total compensation costs rose $1.5 million, or 1.7%, to $86.3 million in third quarter 2011. Excluding non-recurring stock-based compensation expense, total compensation costs rose $3.9 million, or 4.8%, to $85.0 million. The increase reflects MSCI’s success in leveraging emerging market centers to offset the cost impact of a 10.4% growth in the number of employees versus the third quarter 2010.

Non-compensation costs excluding depreciation and amortization: Total non-compensation operating expenses excluding depreciation and amortization, transaction costs associated with the acquisition of RiskMetrics and restructuring costs rose $1.9 million, or 5.4%, to $36.4 million in third quarter 2011. The growth was driven by increases in recruiting expenses, office costs and travel and entertainment expenses.

Cost of services: Total cost of services expenses fell by $0.8 million, or 1.1%, to $69.0 million. Within costs of services, compensation expenses declined by $1.4 million, or 2.6%, and non-compensation expenses increased by $0.6 million, or 3.3%.

Selling, general and administrative expense (SG&A): Total SG&A expense declined by $9.6 million, or 15.1%, to $53.7 million. Excluding the impact of transaction expenses related to the acquisition of Risk Metrics, SG&A expense rose by $4.1 million, or 8.3%. Within SG&A, compensation expenses increased by $2.8 million, or 8.5%, and non-compensation expenses excluding transaction costs increased by $1.3 million, or 7.8%.

Amortization of intangibles: Amortization of intangibles expense totaled $16.4 million, flat from third quarter 2010.

Other Expense (Income), Net

Other expense (income), net for third quarter 2011 was $11.9 million, a decline of $8.9 million from third quarter 2010. The significant decline from the prior year resulted from both lower interest costs and a lower total level of indebtedness. In addition, the prior period quarter included $2.0 million of interest expense associated with the amortization of deferred financing fees related to the RiskMetrics acquisition.

Provision for Income Taxes

The provision for income tax expense was $20.5 million for third quarter 2011, an increase of $10.2 million, or 99.0%, compared to $10.3 million for the same period in 2010, driven primarily by higher pre-tax income. The effective tax rate was 29.2% for third quarter 2011. The third quarter 2011 tax provision was impacted by $4.2 million of certain non-recurring benefits relating to prior tax periods. Excluding those benefits, the rate was 35.1%. The effective tax rate for third quarter 2010 was 50.0%, a rate that was impacted by transaction expenses which were not deductible.

Net Income and Earnings per Share – See Table 15

Net income increased $39.5 million, or 382.5%, to $49.8 million for third quarter 2011. The net income margin increased to 22.1% versus 5.1% in third quarter 2010. Diluted EPS increased 400.0% to $0.40.

Adjusted net income, which excludes $11.1 million of after-tax impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, restructuring costs and debt repayment and refinancing expenses, rose $20.7 million, or 51.6%, to $60.9 million. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, restructuring costs and debt repayment and refinancing expenses totaling $0.09, rose 48.5% to $0.49.

See table 15 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS.”

Adjusted EBITDA – See Table 13

Adjusted EBITDA, which excludes, among other things, the impact of non-recurring stock-based compensation and restructuring costs, was $103.6 million, an increase of $16.5 million, or 18.9%, from third quarter 2010. Adjusted EBITDA margin rose to 46.0% from 43.0%.

By segment, Adjusted EBITDA for the Performance and Risk segment increased $16.5 million, or 20.7%, to $96.0 million from third quarter 2010. Adjusted EBITDA margin for this segment rose to 48.9% from 46.1% in third quarter 2010. Adjusted EBITDA for the Governance segment rose by 0.5% to $7.6 million and the Adjusted EBITDA margin increased to 26.5% from 25.1%.

See Table 13 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Summary of Results for Nine Months Ended September 30, 2011 compared to Nine Months Ended August 31, 2010

Operating Revenues – See Table 5

Total operating revenues for the nine months ended September 30, 2011 (nine months 2011) increased $225.2 million, or 50.1%, to $674.8 million compared to $449.6 million for the nine months ended August 31, 2010 (nine months 2010). The acquisitions of RiskMetrics and Measurisk added revenues of $247.6 million in nine months 2011. Total subscription revenue rose $181.7 million, or 50.3%, to $542.7 million, while asset-based fees rose $29.2 million, or 38.5%, to $104.9 million. Total non-recurring revenues increased $14.3 million, or 111.4%, to $27.2 million.

By product line, index and ESG products revenues grew 27.0% from nine months 2010. Risk management analytics revenues grew by 137.1%, driven largely by the acquisition of RiskMetrics. Portfolio management analytics revenues declined 3.7% and energy and other commodity analytics revenues fell 15.3%.

By segment, Performance and Risk revenues rose $164.5 million, or 39.2%, to $583.8 million for nine months 2011. Governance revenues rose $60.7 million, or 200.3%, to $91.0 million.

Operating Expenses – See Table 7

Total operating expenses increased $120.3 million, or 38.3%, to $434.4 million in nine months 2011 compared to nine months 2010. Operating expenses included restructuring costs of $3.5 million in nine months 2011 and $7.0 million in nine months 2010 as well as transaction expenses of $21.2 million in nine months 2010. Excluding these expenses, total operating expenses would have risen by $145.0 million, or 50.7%. The increase reflects increases of $78.5 million, or 60.6%, in cost of services, $38.7 million, or 32.3%, in SG&A expense, $3.1 million, or 25.8%, in depreciation and amortization expense and $24.6 million, or 99.0%, in amortization of intangibles.

Other Expense (Income), Net

Other expense (income), net for nine months 2011 was $47.1 million, an increase of $14.1 million from nine months 2010. The increase was driven by increased indebtedness resulting from our acquisition of RiskMetrics. Other expense (income), net includes debt repayment and refinancing expenses of $6.4 million in nine months 2011 and $8.3 million in nine months 2010.

Provision for Income Taxes

The provision for income tax expense was $64.3 million for nine months 2011, an increase of $23.8 million, or 58.8%, compared to $40.5 million for nine months 2010. Our effective tax rate for nine months 2011 was 33.3% compared to 39.6% for nine months 2010. The income tax provision for nine months 2011 was impacted by $4.2 million of certain non-recurring benefits relating to prior tax periods. Excluding that benefit, the effective tax rate was 35.4% in nine months 2011.

Net Income and Earnings per Share – See Table 15

Net income increased $67.1 million, or 108.3%, to $129.0 million and the net income margin increased to 19.1% from 13.8%. Diluted EPS rose by 90.9% to $1.05 from $0.55.

Adjusted net income, which excludes the after-tax impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, debt repayment expenses, and restructuring costs totaling $42.7 million, rose $57.2 million, or 50.0%, to $171.7 million. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, debt repayment expenses, and restructuring costs totaling $0.34, rose 36.3% to $1.39 in nine months 2011.

See table 15 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS.”

Adjusted EBITDA – See Table 13

Adjusted EBITDA was $315.1 million, an increase of $106.9 million, or 51.3%, from nine months 2010. Adjusted EBITDA margin rose to 46.7% from 46.3%.

By segment, Adjusted EBITDA for the Performance and Risk segment increased $89.9 million, or 44.8%, to $290.5 million from nine months 2010. Adjusted EBITDA margin rose to 49.8% from 47.8% in nine months 2010. Adjusted EBITDA for the Governance segment increased $17.0 million, or 223.7%, to $24.6 million and the Adjusted EBITDA margin rose to 27.0% from 25.1%.

See Table 13 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Summary of Results for Nine Months Ended September 30, 2011 compared to Pro Forma Nine Months 2010

Operating Revenues – See Table 5

Total operating revenues for nine months 2011 compared to pro forma nine months 2010 rose $71.7 million, or 11.9%, to $674.8 million. Excluding the impact of the acquisition of Measurisk in third quarter 2010, revenues grew 10.3%. Subscription revenue rose $40.5 million, or 8.1%, to $542.7 million, driven by growth in index and ESG subscriptions and risk management analytics, which more than offset declines from portfolio management analytics and governance. Asset-based fees rose $29.2 million, or 38.5%, to $104.9 million. Non-recurring revenues increased by $2.0 million, or 8.0%, to $27.2 million, as higher risk management analytics and index and ESG products revenues offset a decline in non-recurring governance revenues.

By segment, Performance and Risk revenues rose $75.6 million, or 14.9%, to $583.8 million. Governance revenues declined $3.9 million, or 4.1%, to $91.0 million.

Operating Expenses – See Table 7

Compared to pro forma nine months 2010, total operating expense for nine months 2011 increased $8.9 million, or 2.1%, to $434.4 million.

Total compensation expense excluding non-recurring stock-based compensation increased $12.1 million, or 5.0%, to $253.4 million. Non-compensation costs excluding depreciation and amortization and restructuring costs increased $1.7 million, or 1.6%, to $106.4 million.

Compared to pro forma nine months 2010, total cost of services rose $4.2 million, or 2.1%, to $208.0 million. The growth was driven by an increase of $0.5 million, or 0.3%, in compensation excluding non-recurring stock-based compensation expense and a $3.8 million, or 7.2%, increase in non-compensation expenses.

Total SG&A increased $8.5 million, or 5.6%, to $158.5 million in nine months 2011. The increase was driven by growth of $11.6 million, or 12.5%, in compensation excluding non-recurring stock-based compensation partially offset by a decrease of $2.1 million, or 4.8%, in non-compensation expenses.

Net Income and Adjusted EBITDA – See Table 14

Compared to pro forma nine months 2010, net income increased $48.3 million, or 59.9%, to $129.0 million from $80.7 million.

Compared to pro forma nine months 2010, nine months 2011 Adjusted EBITDA increased $57.9 million, or 22.5%, to $315.1 million and the margin expanded to 46.7% from 42.4%. By segment, Performance and Risk Adjusted EBITDA rose $56.8 million, or 24.3%, to $290.5 million. The margin expanded to 49.8% from 46.0%. Governance Adjusted EBITDA increased $1.1 million, or 4.8%, to $24.6 million and the margin rose to 27.0% from 24.7%.

See Table 14 titled “Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Conference Call Information

Investors will have the opportunity to listen to MSCI Inc.’s senior management review third quarter 2011 results on Wednesday, November 2, 2011 at 11:00 am Eastern Time. To listen to the live event, visit the investor relations section of MSCI’s website, http://ir.msci.com/events.cfm, or dial 1-877-312-9206 within the United States. International callers dial 1-408-774-4001.

An audio recording of the conference call will be available on our website approximately two hours after the conclusion of the live event and will be accessible through November 8, 2011. To listen to the recording, visit http://ir.msci.com/events.cfm, or dial 1-855-859-2056 (passcode: 19108203) within the United States. International callers dial 1-404-537-3406 (passcode: 19108203).

About MSCI Inc.

MSCI Inc. is a leading provider of investment decision support tools to investors globally, including asset managers, banks, hedge funds and pension funds. MSCI products and services include indices, portfolio risk and performance analytics, and governance tools.

The company’s flagship product offerings are: the MSCI indices which include more than 145,000 daily indices covering more than 70 countries; Barra portfolio risk and performance analytics covering global equity and fixed income markets; RiskMetrics market and credit risk analytics; ISS governance research and outsourced proxy voting and reporting services; MSCI environmental, social and governance research; FEA valuation models and risk management software for the energy and commodities markets; and CFRA forensic accounting risk research, legal/regulatory risk assessment, and due-diligence. MSCI is headquartered in New York, with research and commercial offices around the world. MSCI#IR

For further information on MSCI Inc. or our products please visit www.msci.com.

MSCI Inc. Contact:

Edings Thibault, MSCI, New York	+ 1.212.804.5273

For media inquiries please contact:

Patrick Clifford, Abernathy MacGregor, New York	+ 1.212.371.5999

Sally Todd | Kristy Fitzpatrick, MHP Communications, London	+ 44.20.3128.8100

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended November 30, 2010 and filed with the Securities and Exchange Commission (SEC) on January 31, 2011, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered as alternative measures for the most directly comparable GAAP financial measures. These measures are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

Adjusted EBITDA is defined as net income before provision for income taxes, other net expense and income, depreciation and amortization, non-recurring stock-based compensation expense, restructuring costs, and third party transaction expenses related to the acquisition of RiskMetrics.

Adjusted net income and Adjusted EPS are defined as net income and EPS, respectively, before provision for non-recurring stock-based compensation expenses, amortization of intangible assets, third party transaction expenses related to the acquisition of RiskMetrics, restructuring costs, and the accelerated interest expense resulting from the termination of an interest rate swap and the accelerated amortization of deferred financing and debt discount costs (debt repayment expenses), as well as for any related tax effects.

We believe that adjustments related to transaction expenses, restructuring costs and debt repayment expenses are useful to management and investors because it allows for an evaluation of MSCI’s underlying operating performance by excluding the costs incurred in connection with the acquisition of RiskMetrics. Additionally, we believe that adjusting for non-recurring stock-based compensation expenses and the amortization of intangible assets may help investors compare our performance to that of other companies in our industry as we do not believe that other companies in our industry have as significant a portion of their operating expenses represented by one-time non-recurring stock-based compensation expenses and amortization of intangible assets. We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA, Adjusted net income and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies.

Table 2: MSCI Inc. Consolidated Statement of Income (unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	August 31,	June 30,	September 30,	August 31,
In thousands, except per share data	2011	2010	2011	2011	2010
Operating revenues	$225,026	$202,733	$226,483	$674,807	$449,583

Operating expenses
Cost of services	68,968	69,741	68,840	208,026	129,495
Selling, general and administrative	53,724	63,306	53,321	158,463	140,944
Restructuring costs	(1,002)	6,953	40	3,469	6,953
Amortization of intangible assets	16,422	16,350	16,423	49,537	24,905
Depreciation and amortization of property, equipment, and leasehold improvements	4,669	4,934	5,168	14,947	11,883

Total operating expenses	$142,781	$161,284	$143,792	$434,442	$314,180

Operating income	82,245	41,449	82,691	240,365	135,403
Operating Margin	36.5%	20.4%	36.5%	35.6%	30.1%

Interest income	(184)	(114)	(186)	(513)	(865)
Interest expense	13,113	20,415	12,852	42,552	33,842
Other expense (income)	(983)	524	383	5,041	14

Other expense, net	$11,946	$20,825	$13,049	$47,080	$32,991

Income before income taxes	70,299	20,624	69,642	193,285	102,412

Provision for income taxes	20,512	10,305	23,982	64,317	40,508

Net income	$49,787	$10,319	$45,660	$128,968	$61,904

Net Income Margin	22.1%	5.1%	20.2%	19.1%	13.8%

Earnings per basic common share	$0.41	$0.09	$0.38	$1.06	$0.56

Earnings per diluted common share	$0.40	$0.08	$0.37	$1.05	$0.55

Weighted average shares outstanding used in computing earnings per share
Basic	120,831	118,339	120,592	120,570	109,672

Diluted	122,303	120,341	122,235	122,186	110,762

Table 3: MSCI Inc. Selected Balance Sheet Items (unaudited)

	As of
	September 30,	November 30,
In thousands	2011	2010
Cash and cash equivalents	$221,575	$226,575
Short-term investments	142,754	73,891
Trade receivables, net of allowances	166,948	147,662

Deferred revenue	$291,045	$271,300
Current maturities of long-term debt	10,334	54,916
Long-term debt, net of current maturities	1,104,116	1,207,881

Table 4: Third Quarter 2011 Operating Revenues by Product Category and Revenue Type

	Three Months Ended			% Change from
	September 30,	August 31,	June 30,	August 31,	June 30,
In thousands	2011	2010	2011	2010	2011
Index and ESG products
Subscriptions	$66,279	$58,979	$66,275	12.4%	0.0%
Asset-based fees	35,030	25,138	36,287	39.4%	(3.5%)

Index and ESG products total	101,309	84,117	102,562	20.4%	(1.2%)
Risk management analytics	61,861	54,594	60,806	13.3%	1.7%
Portfolio management analytics	30,263	30,424	29,193	(0.5%)	3.7%
Energy and commodity analytics	2,797	3,290	2,949	(15.0%)	(5.2%)

Total Performance and Risk revenues	$196,230	$172,425	$195,510	13.8%	0.4%

Total Governance revenues	28,796	30,308	30,973	(5.0%)	(7.0%)

Total operating revenues	$225,026	$202,733	$226,483	11.0%	(0.6%)

Subscriptions	$183,735	$171,380	$182,251	7.2%	0.8%
Asset-based fees	35,030	25,138	36,287	39.4%	(3.5%)
Non-recurring revenues	6,261	6,215	7,945	0.7%	(21.2%)

Total operating revenues	$225,026	$202,733	$226,483	11.0%	(0.6%)

Table 5: Nine Months 2011 Operating Revenues by Product Category and Revenue Type

	Nine Months Ended,		Pro Forma	% Change from
	September 30,	August 31,	Nine Months	9 Mos.	PF 9 Mos.
In thousands	2011	2010	2010 [1]	2010	2010
Index and ESG products
Subscriptions	$194,713	$163,453	$172,519	19.1%	12.9%
Asset-based fees	109,186	75,758	75,758	44.1%	44.1%

Index and ESG products total	303,899	239,211	248,277	27.0%	22.4%
Risk management analytics	181,533	76,558	156,363	137.1%	16.1%
Portfolio management analytics	88,740	92,149	92,149	(3.7%)	(3.7%)
Energy and commodity analytics	9,616	11,357	11,357	(15.3%)	(15.3%)

Total Performance and Risk revenues	$583,788	$419,275	$508,146	39.2%	14.9%

Total Governance revenues	91,019	30,308	94,955	200.3%	(4.1%)

Total operating revenues	$674,807	$449,583	$603,101	50.1%	11.9%

Subscriptions	$542,711	$360,974	$502,174	50.3%	8.1%
Asset-based fees	104,924	75,758	75,758	38.5%	38.5%
Non-recurring revenues	27,172	12,851	25,169	111.4%	8.0%

Total operating revenues	$674,807	$449,583	$603,101	50.1%	11.9%

[1]	Includes MSCI’s results for the nine months ended August 31, 2010 and RiskMetrics’ fourth quarter ended December 31, 2009 and first quarter ended March 31, 2010.

Table 6: Additional Third Quarter 2011 Operating Expense Detail

	Three Months Ended			% Change from
	September 30,	August 31,	June 30,	August 31,	June 30,
In thousands	2011	2010	2011	2010	2011
Cost of services
Compensation	$50,114	$50,562	$48,118	(0.9%)	4.1%
Non-Recurring Stock Based Comp	470	1,375	1,108	(65.8%)	(57.6%)

Total Compensation	$50,584	$51,937	$49,226	(2.6%)	2.8%
Non-Compensation	18,384	17,804	19,614	3.3%	(6.3%)

Total cost of services	$68,968	$69,741	$68,840	(1.1%)	0.2%
Selling, general and administrative
Compensation	34,874	30,518	34,370	14.3%	1.5%
Non-Recurring Stock Based Comp	820	2,365	1,565	(65.3%)	(47.7%)

Total Compensation	$35,694	$32,883	$35,935	8.5%	(0.7%)
Transaction expenses	—	13,692	—	(100.0%)	n/m
Non-compensation excl. transaction expenses	18,030	16,731	17,386	7.8%	3.7%

Total selling, general and administrative	$53,724	$63,306	$53,321	(15.1%)	0.8%
Restructuring costs	(1,002)	6,953	40	n/m	n/m
Amortization of intangible assets	16,422	16,350	16,423	0.4%	(0.0%)
Depreciation and amortization	4,669	4,934	5,168	(5.4%)	(9.7%)

Total operating expenses	$142,781	$161,284	$143,792	(11.5%)	(0.7%)

In thousands
Total non-recurring stock based comp	$1,290	$3,740	2,673	(65.5%)	(51.7%)
Compensation excluding non-recurring comp	84,988	81,080	82,488	4.8%	3.0%
Transaction expenses	—	13,692	—	(100.0%)	n/m
Non-compensation excluding transaction expenses	36,414	34,535	37,000	5.4%	(1.6%)
Restructuring costs	(1,002)	6,953	40	n/m	n/m
Amortization of intangible assets	16,422	16,350	16,423	0.4%	(0.0%)
Depreciation and amortization	4,669	4,934	5,168	(5.4%)	(9.7%)

Total operating expenses	$142,781	$161,284	$143,792	(11.5%)	(0.7%)

Table 7: Additional Nine Months 2011 Operating Expense Detail

	Nine Months Ended		Pro Forma	% Change from
	September 30,	August 31,	Nine Months	9 Mos.	PF 9 Mos.
In thousands	2011	2010	2010 [1]	2010	2010
Cost of services
Compensation	$149,316	$93,885	$148,817	59.0%	0.3%
Non-Recurring Stock Based Comp	2,707	2,772	2,772	(2.3%)	(2.3%)

Total Compensation	$152,023	$96,657	$151,589	57.3%	0.3%
Non-compensation	56,003	32,838	52,219	70.5%	7.2%

Total cost of services	$208,026	$129,495	$203,808	60.6%	2.1%
Selling, general and administrative
Compensation	104,049	72,872	92,451	42.8%	12.5%
Non-Recurring Stock Based Comp	4,068	5,080	5,080	(19.9%)	(19.9%)

Total Compensation	$108,117	$77,952	$97,531	38.7%	10.9%
Transaction expenses	—	21,206	—	(100.0%)	n/m
Non-compensation excl. transaction expenses	50,346	41,786	52,459	20.5%	(4.0%)

Total selling, general and administrative	$158,463	$140,944	$149,990	12.4%	5.6%
Restructuring costs	3,469	6,953	6,953	(50.1%)	(50.1%)
Amortization of intangible assets	49,537	24,905	48,710	98.9%	1.7%
Depreciation and amortization	14,947	11,883	16,130	25.8%	(7.3%)

Total operating expenses	$434,442	$314,180	$425,591	38.3%	2.1%

In thousands
Total non-recurring stock based comp	$6,775	$7,852	$7,852	(13.7%)	(13.7%)
Compensation excluding non-recurring comp	253,365	166,757	241,268	51.9%	5.0%
Transaction expenses	—	21,206	—	(100.0%)	n/m
Non-compensation excluding transaction expenses	106,349	74,624	104,678	42.5%	1.6%
Restructuring costs	3,469	6,953	6,953	(50.1%)	(50.1%)
Amortization of intangible assets	49,537	24,905	48,710	98.9%	1.7%
Depreciation and amortization	14,947	11,883	16,130	25.8%	(7.3%)

Total operating expenses	$434,442	$314,180	$425,591	38.3%	2.1%

[1]	Includes MSCI’s results for the nine months ended August 31, 2010 and RiskMetrics’ fourth quarter ended December 31, 2009 and first quarter ended March 31, 2010.

Table 8: Summary Third Quarter 2011 Segment Information

	Three Months Ended			% Change from
	September 30,	August 31,	June 30,	August 31,	June 30,
In thousands	2011	2010	2011	2010	2011
Revenues:
Performance and Risk	$196,230	$172,425	$195,510	13.8%	0.4%
Governance	28,796	30,308	30,973	(5.0%)	(7.0%)

Total Operating revenues	$225,026	$202,733	$226,483	11.0%	(0.6%)

Operating Income
Performance and Risk	78,957	38,672	79,855	104.2%	(1.1%)
Margin	40.2%	22.4%	40.8%
Governance	3,288	2,777	2,836	18.4%	16.0%
Margin	11.4%	9.2%	9.2%
Total Operating Income	$82,245	$41,449	$82,691	98.4%	(0.5%)
Margin	36.5%	20.4%	36.5%

Adjusted EBITDA
Performance and Risk	95,986	79,519	99,549	20.7%	(3.6%)
Margin	48.9%	46.1%	50.9%
Governance	7,638	7,599	7,446	0.5%	2.6%
Margin	26.5%	25.1%	24.0%
Total Adjusted EBITDA	$103,624	$87,118	$106,995	18.9%	(3.2%)
Margin	46.0%	43.0%	47.2%

Table 9: Summary Nine Months 2011 Segment Information

	Nine Months Ended		Pro Forma	% Change from
	September 30,	August 31,	Nine Months	9 Mos.	PF 9 Mos.
In thousands	2011	2010	2010 [1]	2010	2010
Revenues:
Performance and Risk	$583,788	$419,275	$508,146	39.2%	14.9%
Governance	91,019	30,308	94,955	200.3%	(4.1%)

Total Operating revenues	$674,807	$449,583	$603,101	50.1%	11.9%

Operating Income
Performance and Risk	231,458	132,626	167,723	74.5%	38.0%
Margin	39.6%	31.6%	33.0%
Governance	8,907	2,777	9,787	220.7%	(9.0%)
Margin	9.8%	9.2%	10.3%
Total Operating Income	$240,365	$135,403	$177,510	77.5%	35.4%
Margin	35.6%	30.1%	29.4%

Adjusted EBITDA
Performance and Risk	290,496	200,603	233,694	44.8%	24.3%
Margin	49.8%	47.8%	46.0%
Governance	24,597	7,599	23,461	223.7%	4.8%
Margin	27.0%	25.1%	24.7%
Total Adjusted EBITDA	$315,093	$208,202	$257,155	51.3%	22.5%
Margin	46.7%	46.3%	42.6%

[1]	Includes MSCI’s results for the nine months ended August 31, 2010 and RiskMetrics’ fourth quarter ended December 31, 2009 and first quarter ended March 31, 2010.

Table 10: Key Operating Metrics

	As of or For the Quarter Ended			% Change from
	September 30,		June 30,	September 30,	June 30,
Dollars in thousands	2011	2010	2011	2010	2011
Run Rates [1]
Index and ESG products
Subscriptions	$264,722	$229,323	$257,470	15.4%	2.8%
Asset-based fees	117,928	108,150	140,144	9.0%	(15.9%)

Index and ESG products total	382,650	337,473	397,614	13.4%	(3.8%)
Risk management analytics	251,804	229,099	249,048	9.9%	1.1%
Portfolio management analytics	119,220	122,323	118,452	(2.5%)	0.6%
Energy and commodity analytics	15,343	15,170	15,074	1.1%	1.8%

Total Performance and Risk Run Rate	$769,017	$704,065	$780,188	9.2%	(1.4%)

Governance Run Rate	107,152	106,228	107,755	0.9%	(0.6%)

Total Run Rate	$876,169	$810,293	$887,943	8.1%	(1.3%)

Subscription total	758,241	702,143	747,799	8.0%	1.4%
Asset-based fees total	117,928	108,150	140,144	9.0%	(15.9%)

Total Run Rate	$876,169	$810,293	$887,943	8.1%	(1.3%)

Subscription Run Rate by region
% Americas	53%	53%	52%
% non-Americas	47%	47%	48%

New Recurring Subscription Sales	$31,661	$35,373	$30,298	(10.5%)	4.5%
Subscription Cancellations	(15,364)	(19,654)	(14,965)	(21.8%)	2.7%

Net New Recurring Subscription Sales	$16,297	$15,719	$15,333	3.7%	6.3%
Non-recurring sales	6,561	5,787	8,415	13.4%	(22.0%)

Employees	2,277	2,071	2,133	9.9%	6.8%

% Employees by location
Developed Market Centers	62%	71%	65%
Emerging Market Centers	38%	29%	35%

[1]

The run rate at a particular point in time represents the forward-looking fees for the next 12 months from all subscriptions and investment product licenses we currently provide to our clients under renewable contracts assuming all contracts that come up for renewal are renewed and assuming then-current exchange rates. For any subscription or license whose fees are linked to an investment product’s assets or trading volume, the run rate calculation reflects an annualization of the most recent periodic fee earned under such license or subscription. The run rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we remove from the run rate the fees associated with any subscription or investment product license agreement with respect to which we have received a notice of termination or non-renewal during the period and we have determined that such notice evidences the client’s final decision to terminate or not renew the applicable subscription or agreement, even though the notice is not effective until a later date.

Table 11: Supplemental Operating Metrics

	Recurring Subscription Sales & Subscription Cancellations
	Three Months Ended 2010				Three Months Ended 2011			Nine Months Ended
	March	June	September	December	March	June	September	Sept. 2010	Sept. 2011
New Recurring Subscription Sales	$26,831	$33,847	$35,373	$33,742	$34,612	$30,298	$31,661	$96,051	$96,571
Subscription Cancellations	(19,379)	(18,222)	(19,654)	(30,174)	(14,402)	(14,965)	(15,364)	(57,255)	(44,731)

Net New Recurring Subscription Sales	$7,452	$15,625	$15,719	$3,568	$20,210	$15,333	$16,297	$38,796	$51,840

	Aggregate & Core Retention Rates
	Three Months Ended 2010				Three Months Ended 2011			Nine Months Ended
	March	June	September	December	March	June	September	Sept. 2010	Sept. 2011
Aggregate Retention Rate [1]
Index and ESG products	94.4%	90.2%	92.4%	89.8%	95.0%	92.8%	95.2%	92.3%	94.3%
Risk management analytics	83.4%	92.0%	87.7%	85.6%	94.2%	92.2%	92.1%	88.1%	92.6%
Portfolio management analytics	88.9%	84.5%	82.2%	63.1%	88.6%	91.4%	86.6%	85.2%	88.8%
Energy & commodity analytics	80.7%	86.8%	90.3%	81.7%	76.9%	88.8%	89.3%	85.9%	85.0%

Total Performance and Risk	88.7%	89.4%	88.3%	82.1%	93.0%	92.2%	92.2%	89.0%	92.4%

Total Governance	84.8%	85.6%	87.1%	80.1%	85.0%	90.4%	86.2%	85.8%	87.2%

Total Aggregate Retention Rate	88.1%	88.8%	88.1%	81.8%	91.8%	91.9%	91.3%	88.5%	91.6%

Core Retention Rate [1]
Index and ESG products	95.1%	90.7%	92.6%	90.1%	95.2%	92.8%	95.2%	92.8%	94.4%
Risk management analytics	85.2%	92.5%	90.0%	85.6%	94.2%	92.7%	92.1%	89.6%	93.0%
Portfolio management analytics	90.9%	86.7%	86.0%	64.1%	89.9%	93.2%	88.3%	87.9%	90.5%
Energy & commodity analytics	80.7%	86.8%	90.3%	81.2%	76.9%	88.8%	91.3%	85.9%	85.7%

Total Performance and Risk	90.1%	90.3%	90.1%	82.4%	93.4%	92.7%	92.6%	90.3%	92.9%

Total Governance	84.8%	85.6%	87.1%	80.1%	85.0%	90.4%	86.3%	85.8%	87.2%

Total Core Retention Rate	89.2%	89.5%	89.6%	82.0%	92.1%	92.4%	91.6%	89.6%	92.0%

[1]

The quarterly Aggregate Retention Rates are calculated by annualizing the cancellations for which we have received a notice of termination or non-renewal during the quarter and we have determined that such notice evidences the client’s final decision to terminate or not renew the applicable subscription or agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the quarter. The Aggregate Retention Rate is computed on a product-by-product basis. Therefore, if a client reduces the number of products to which it subscribes or switches between our products, we treat it as a cancellation. In addition, we treat any reduction in fees resulting from renegotiated contracts as a cancellation in the calculation to the extent of the reduction. For the calculation of the Core Retention Rate the same methodology is used except the amount of cancellations in the quarter is reduced by the amount of product swaps.

Table 12: ETF Assets Linked to MSCI Indices1

	Three Months Ended 2010				Three Months Ended 2011			Nine Months Ended
In Billions	March	June	September	December	March	June	September	Sept. 2010	Sept. 2011
Beginning Period AUM in ETFs linked to MSCI Indices	$243.0	$255.4	$236.8	$290.7	$333.3	$350.1	$360.5	$243.0	$333.3
Cash Inflow/ Outflow	4.9	11.8	14.9	21.9	6.7	14.2	(0.0)	31.6	20.9
Appreciation/Depreciation	7.5	(30.4)	39.0	20.7	10.1	(3.8)	(70.4)	16.1	(64.2)

Period End AUM in ETFs linked to MSCI Indices	$255.4	$236.8	$290.7	$333.3	$350.1	$360.5	$290.1	$290.7	$290.1

Period Average AUM in ETFs linked to MSCI Indices	$242.8	$249.6	$263.7	$317.0	$337.6	$356.8	$329.1	$253.7	$340.1

[1]	Our ETF assets under management calculation methodology is ETF net asset value (NAV) multiplied by shares outstanding.

Source: Bloomberg and MSCI

Table 13: Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended September 30, 2011			Three Months Ended August 31, 2010
	Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net Income			$49,787			$10,319

Plus: Provision for income taxes			20,512			10,305
Plus: Other expense (income), net			11,946			20,825

Operating income	$78,957	$3,288	$82,245	$38,672	$2,777	$41,449

Plus: Non-recurring stock based comp	1,246	44	1,290	3,740	—	3,740
Plus: Transaction costs	—	—	—	13,692	—	13,692
Plus: Depreciation and amortization	3,529	1,140	4,668	4,383	551	4,934
Plus: Amortization of intangible assets	13,072	3,350	16,422	13,000	3,350	16,350
Plus: Restructuring costs	(818)	(184)	(1,002)	6,032	921	6,953

Adjusted EBITDA	$95,986	$7,638	$103,624	$79,519	$7,599	$87,118

	Nine Months Ended September 30, 2011			Nine Months Ended August 31, 2010
	Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net Income			$128,968			$61,904

Plus: Provision for income taxes			64,317			40,508
Plus: Other expense (income), net			47,080			32,991

Operating income	$231,458	$8,907	$240,365	$132,626	$2,777	$135,403

Plus: Non-recurring stock based comp	6,432	343	6,775	7,852	—	7,852
Plus: Transaction costs	—	—	—	21,206	—	21,206
Plus: Depreciation and amortization	11,549	3,398	14,947	11,332	551	11,883
Plus: Amortization of intangible assets	39,487	10,050	49,537	21,555	3,350	24,905
Plus: Restructuring costs	1,570	1,899	3,469	6,032	921	6,953

Adjusted EBITDA	$290,496	$24,597	$315,093	$200,603	$7,599	$208,202

Table 14: Reconciliation of Nine Months 2010 Pro Forma Adjusted EBITDA to Pro Forma Net Income

	Pro Forma Nine Months 2010[1]
	Performance and Risk	Governance	Total
Net Income			$80,655

Plus: Provision for income taxes			44,395
Plus: Other expense (income), net			52,460

Operating income	$167,723	$9,787	$177,510

Plus: Non-recurring stock based comp	7,852	—	7,852
Plus: Transaction costs	—	—	—
Plus: Depreciation and amortization	13,427	2,703	16,130
Plus: Amortization of intangible assets	38,660	10,050	48,710
Plus: Restructuring costs	6,032	921	6,953

Adjusted EBITDA	$233,694	$23,461	$257,155

[1]	Includes MSCI’s results for the nine months ended August 31, 2010 and RiskMetrics’ fourth quarter ended December 31, 2009 and first quarter ended March 31, 2010.

Table 15: Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS

	Three Months Ended			Nine Months Ended
	September 30,	August 31,	June 30,	September 30,	August 31,
	2011	2010	2011	2011	2010
GAAP - Net income	$49,787	$10,319	$45,660	$128,968	$61,904
Plus: Non-recurring stock based comp	1,290	3,740	2,673	6,775	7,852
Plus: Amortization of intangible assets	16,422	16,350	16,423	49,537	24,905
Plus: Transaction costs[1]	—	14,526	—	—	22,040
Plus: Debt repayment and refinancing expenses[2]	—	1,994	—	6,404	8,274
Plus: Restructuring costs	$(1,002)	$6,953	$40	$3,469	$6,953
Less: Income tax effect[3]	(5,585)	(13,698)	(6,590)	(23,450)	(17,461)

Adjusted net income	$60,912	$40,184	$58,206	$171,703	$114,467

GAAP - EPS	$0.40	$0.08	$0.37	$1.05	$0.55
Plus: Non-recurring stock based comp	0.01	0.03	0.02	0.05	0.07
Plus: Amortization of intangible assets	0.13	0.13	0.13	0.40	0.22
Plus: Transaction costs[1]	0.00	0.12	0.00	0.00	0.20
Plus: Debt repayment and refinancing expenses[2]	0.00	0.02	0.00	0.05	0.07
Plus: Restructuring costs	(0.01)	0.06	0.00	0.03	0.06
Less: Income tax effect[3]	(0.04)	(0.11)	(0.05)	(0.19)	(0.15)

Adjusted EPS	$0.49	$0.33	$0.47	$1.39	$1.02

[1]	Third party transaction expenses related to the acquisition of RiskMetrics.
[2]

In the first quarter of 2011, MSCI repaid $88.0 million of its outstanding term loan. At the same time, MSCI repriced the remaining $1.125 million loan. As a result, MSCI recorded $6.1 million of underwriting fees in conjunction with the repricing and $0.3 million of accelerated deferred financing expense related to the $88 million repayment. MSCI also incurred $8.3 million of expenses in nine months 2010 resulting from the refinancing of its indebtedness to complete the acquisiiton of RiskMetrics. $2.0 million of that expense was recorded in third quarter 2010.

[3]

For the purposes of calculating Adjusted EPS, non-recurring stock based compensation, amortization of intangible assets, debt repayment and refinancing expenses, and restructuring costs are assumed to be taxed at the effective tax rate excluding transaction costs and, in 2011, non-recurring benefits of $4.2 million. For third quarter 2011, the rate is 35.1%. For third quarter 2010, the effective tax rate excluding transaction costs was 37.4%. For nine months 2011, the rate is 35.4% and for nine months 2010, the rate was 37.0%.